UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2012

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On January 9, 2012, Talon Therapeutics, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, the “Warburg Purchasers”), and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited (collectively, the “Deerfield Purchasers,” and together with the WP Purchasers, the “Purchasers”).  Pursuant to the terms of the Investment Agreement, on January 9, 2012, the Company issued and sold to the Purchasers an aggregate of 110,000 shares of its Series A-2 Convertible Preferred Stock, stated value $100 per share (the “Series A-2 Preferred”), at a per share purchase price of $100 for an aggregate purchase price of $11,000,000.  Collectively, the Warburg Purchasers purchased 99,000 shares of Series A-2 Preferred at an aggregate purchase price of $9,900,000, and the Deerfield Purchasers purchased 11,000 shares at an aggregate purchase price of $1,100,000.   The Investment Agreement provides that, from the date of the Investment Agreement until the first anniversary of the Company’s receipt of marketing approval from the Food and Drug Administration for any of its product candidates (the “Marketing Approval”), the Purchasers have the right, but not the obligation, to purchase up to an additional 600,000 shares of the Company’s Series A-3 Convertible Preferred Stock (the “Series A-3 Preferred”) at a purchase price of $100 per share.

The Company had previously entered into an Investment Agreement dated June 7, 2010 (the “2010 Investment Agreement”), pursuant to which the Warburg Purchasers purchased 360,000 and the Deerfield Purchasers purchased 40,000 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred” and, collectively with the Series A-2 Preferred and the Series A-3 Preferred, the “Series A Preferred”). The terms of the 2010 Investment Agreement are described in the Company’s Current Report on Form 8-K filed on June 11, 2010, which is incorporated herein by reference.  In addition, prior to January 9, 2012, the Warburg Purchasers and the Deerfield Purchasers beneficially owned approximately 72% and 34%, respectively, of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Further, the Company and the Deerfield Purchasers are parties to that certain Facility Agreement dated October 30, 2007, as amended (the “Facility Agreement”), pursuant to which the Company has borrowed from the Deerfield Purchasers an aggregate of $27.5 million, all of which is currently outstanding.  The Company has previously disclosed its prior relationships and transactions with the Warburg Purchasers and the Deerfield Purchasers under Item 13 of its Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference herein.

Terms of Series A-2 and Series A-3 Preferred Stock

The terms, conditions, privileges, rights and preferences of the Series A-2 Preferred are described in the Company’s amended and restated Certificate of Designation filed with the Secretary of State of Delaware on January 9, 2012 (the “Series A-2 Certificate”), a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.  The Series A-2 Preferred will, with respect to both dividend rights and rights upon a liquidation or change of control, rank senior to all junior stock, including the Company’s common stock, par value $0.001 per share (the “Common Stock”), and on parity with all parity stock, including the Company’s outstanding Series A-1 Preferred and the Series A-3 Preferred.

From the applicable date of issuance of each share of Series A-2 Preferred, and provided that by July 9, 2012, the Company obtains the requisite approval of its stockholders to amend its certificate of incorporation to increase the authorized number of shares of Common Stock from 350 million to 600 million (the “Stockholder Approval”), the Series A-2 Preferred, including the 110,000 shares issued January 9, 2012, shall have the following terms, among others (the “Initial Series A-2 Terms”):

•	The conversion price of the Series A-2 Preferred shall initially be $0.30 per share (subject to adjustment in certain circumstances).
•
The stated value of each share of Series A-2 Preferred will accrete at a rate of 9% per annum, compounded quarterly, for a five-year term; thereafter, cash dividends will be payable at a rate of 9% of the accreted stated value per annum, payable quarterly.

•
Upon the occurrence and during the continuance of certain material breaches by the Company of its obligations under the Investment Agreement, Series A-2 Certificate and related transaction agreements (referred to in the Series A-2 Certificate as “special triggering events”), the accretion rate and the dividend rate on the Series A-2 Preferred will increase by 3% per annum, compounded quarterly.

•
Upon any liquidation of the Company, holders of the Series A-2 Preferred are entitled to receive a liquidation preference per share equal to the greater of (i) 100% of the then-accreted value of the Series A-2 Preferred and (ii) the amount that the holder would have received if the Series A-2 Preferred had been converted into Common Stock at the conversion price immediately prior to the liquidation.  Similar rights would apply upon any “change of control” of the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the fifth anniversary of the date of issuance).

•	The Series A-2 Preferred is not redeemable under the Initial Series A-2 Terms.

If the Company does not obtain Stockholder Approval by July 9, 2012, then the terms of the Series A-2 Preferred will thereafter adjust, as follows (the “Revised Series A-2 Terms”):

•
The conversion price of the Series A-2 Preferred shall be reduced to an amount equal to 70% of the conversion price applicable under the Initial Series A-2 Terms (subject to adjustment in certain circumstances).

•
The stated value of each share of Series A-2 Preferred will accrete at an initial rate of 12% per annum, compounded quarterly, and increasing by 0.50% per year for a seven-year term; thereafter, cash dividends will be payable at a rate of 15.5% of the accreted stated value per annum, payable quarterly.

•
Upon any liquidation of the Company, holders of the Series A-2 Preferred would be entitled to receive a liquidation preference per share equal to the greater of (i) 250% of the then-accreted value of the Series A-2 Preferred and (ii) the amount which the holder would have received if the Series A-2 Preferred had been converted immediately prior to the liquidation (at a conversion price equal to 70% of the conversion price applicable under the Initial Series A-2 Terms, subject to adjustment).  Similar rights would apply upon any “change of control” of the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the seventh anniversary of the date of issuance).

•
The holders of the Series A-2 Preferred would have the right to require the Company to redeem the Series A-2 Preferred at a redemption price equal to the greater of (i) 250% of the then-accreted value of the Series A-2 Preferred plus any unpaid dividends accrued thereon or (ii) the product obtained by multiplying the then-current market value of the underlying Common Stock by the number of shares of Common Stock then issuable upon conversion of each share of Series A-2 Preferred.

The terms, conditions, privileges, rights and preferences of the Series A-3 Preferred are described in a Certificate of Designation filed with the Secretary of State of Delaware on January 9, 2012 (the “Series A-3 Certificate”), a copy of which is attached hereto as Exhibit 3.3 and incorporated herein by reference. The terms of the Series A-3 Preferred are substantially identical to the terms of the Series A-2 Preferred, except that (i) the Series A-3 Preferred would be initially convertible into Common Stock at a conversion price equal to $0.35 per share (subject to adjustment in certain circumstances), and (ii) because the Company’s certificate of incorporation does not currently have a sufficient number of authorized Common Stock available for issuance, until the Company obtains Stockholder Approval, the Series A-3 would only be convertible into a number of shares of Common Stock then available for issuance, which shall not be less than 105 million.

The foregoing summary of the terms of the Series A-2 Preferred and Series A-3 Preferred is qualified in its entirety by reference to the Series A-2 Certificate and the Series A-3 Certificate, as applicable.

Other Terms of Investment Agreement

Pursuant to the Investment Agreement, the Company agreed to appoint to its Board of Directors one person designated by the Deerfield Purchasers, who will initially be Howard P. Furst, a current director of the Company.  The right of the Deerfield Purchasers to such designation shall terminate on the earlier of the date the Deerfield Purchasers’ beneficial ownership of Common Stock decreases to less than 10% or the date on which the Deerfield Purchasers fail to participate at their pro rata share (10%) in a future investment under the Investment Agreement, provided that in no event shall such date be earlier than September 30, 2012.

The Investment Agreement also provides that the Company will pay all reasonable out-of-pocket expenses incurred by the Warburg Purchasers.

The foregoing summary of the Investment Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  On January 9, 2012, the Company issued a press release announcing its entry into the Investment Agreement and the closing of the sale of the first 110,000 shares of Series A-2 Preferred, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to 2010 Investment Agreement

As described above, the Company and the Purchasers had previously entered into the 2010 Investment Agreement on June 7, 2010.  In connection with the entry into the Investment Agreement, on January 9, 2012, the Company and the Purchasers entered into an amendment to the 2010 Investment Agreement (the “Investment Agreement Amendment”).  Among other terms, the Investment Agreement Amendment eliminated the Purchasers’ rights to purchase additional shares of Series A Preferred under the 2010 Investment Agreement.   The foregoing summary of the Investment Agreement Amendment is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Registration Rights Agreement

In connection with entry into the Investment Agreement, on January 9, 2012, the Company and the Purchasers entered into an amendment (the “Registration Rights Amendment”) to the Registration Rights Agreement between the Company and the Purchasers dated June 7, 2010 (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, as amended by the Registration Rights Amendment, the Company has agreed to file, as soon as practicable following a written request from the holders of a majority of the Registrable Shares then outstanding, and cause to become and remain effective a registration statement covering the Registrable Shares.  The expenses of the filing of such registration statement (including any expenses of the Purchasers) will be borne by the Company.  For purposes of the Registration Rights Agreement, as amended, the term “Registrable Shares” means the Series A Preferred and the Common Stock issuable upon conversion thereof. The foregoing summary of the Registration Rights Agreement, as amended, is qualified in its entirety by reference to the complete Registration Rights Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference, and the complete Registration Rights Agreement, a copy of which was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 11, 2010, and is incorporated herein by reference.

Amendment to Deerfield Facility Agreement

As described above, the Company and the Deerfield Purchasers had previously entered into the Facility Agreement on October 30, 2007, as amended on June 7, 2010.  In connection with the entry into the Investment Agreement, on January 9, 2012, the Company and the Deerfield Purchasers entered into a Second Amendment to Facility Agreement (the “Amendment to Facility Agreement”).  Among other items, pursuant to the Amendment to Facility Agreement, the Company will satisfy its obligation under the Facility Agreement to make quarterly interest payments for the quarters ended December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, by issuing a whole number of shares of Series A-2 Preferred determined by dividing the amount of the interest payments payable to each Deerfield Purchaser for each quarterly period by $100.  On January 9, 2012, in accordance with the terms of the Facility Amendment, the Company satisfied its interest payment obligation in the aggregate amount of $682,753.42 for the quarter ended December 31, 2011, by issuing an aggregate of 6,826 shares of Series A-2 Preferred to the Deerfield Purchasers and paying cash in lieu of fractional shares in the aggregate amount of $153.42.  The foregoing summary of the Amendment to Facility Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On January 9, 2012, pursuant to the terms of the Investment Agreement, the Company sold 110,000 shares of Series A-2 Preferred to the Purchasers at a price per share of $100, for aggregate proceeds of $11,000,000.  Also on January 9, 2012, pursuant to the terms of the Facility Amendment, the Company issued 6,826 shares of Series A-2 Preferred to the Deerfield Purchasers in satisfaction of the Company’s obligation under the Facility Agreement to make interest payments in the aggregate amount of $682,753.42 for the quarter ended December 31, 2011.  The offer and sale of such shares pursuant to the terms of the Investment Agreement and Facility Amendment, respectively, constituted private placements under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.  The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.03.	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto.  On January 9, 2012, the Company filed a Certificate of Amendment (the “Series A-1 Amendment”) to the Certificate of Designation governing the terms, conditions, privileges, rights and preferences of the Series A-1 Preferred (the “Series A-1 Certificate”) with the Secretary of State of Delaware.  The Series A-1 Amendment amended the Series A-1 Certificate to, among other things, reduce the number of authorized shares of Series A-1 Preferred from 1,100,000 to 412,562.  The foregoing summary of the Series A-1 Amendment is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
3.1	Certificate of Amendment of Corrected Certificate of Designation of Series A-1 Convertible Preferred Stock
3.2	Certificate of Amendment of Corrected Certificate of Designation of Series A-2 Convertible Preferred Stock
3.3	Certificate of Designation of Series A-3 Convertible Preferred Stock
10.1	Investment Agreement dated January 9, 2012 among the Company and the Purchasers named therein.
10.2	Amendment No. 1 dated January 9, 2012 to Investment Agreement dated June 7, 2010 among the Company and the Purchasers named therein.
10.3	Amendment No. 1 dated January 9, 2012 to Registration Rights Agreement dated June 7, 2010 among the Company and the Holders identified therein.
10.4	Second Amendment dated January 9, 2012 to Facility Agreement dated October 30, 2007 among the Company and the Lenders identified therein.
99.1	Press release of Talon Therapeutics, Inc. dated January 9, 2012 announcing Investment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description
3.1	Certificate of Amendment of Corrected Certificate of Designation of Series A-1 Convertible Preferred Stock
3.2	Certificate of Amendment of Corrected Certificate of Designation of Series A-2 Convertible Preferred Stock
3.3	Certificate of Designation of Series A-3 Convertible Preferred Stock
10.1	Investment Agreement dated January 9, 2012 among the Company and the Purchasers named therein.
10.2	Amendment No. 1 dated January 9, 2012 to Investment Agreement dated June 7, 2010 among the Company and the Purchasers named therein.
10.3	Amendment No. 1 dated January 9, 2012 to Registration Rights Agreement dated June 7, 2010 among the Company and the Holders identified therein.
10.4	Second Amendment dated January 9, 2012 to Facility Agreement dated October 30, 2007 among the Company and the Lenders identified therein.
99.1	Press release of Talon Therapeutics, Inc. dated January 9, 2012 announcing Investment Agreement.